UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 19, 2011, pursuant to Section 3.07(c) of the indenture dated as of July 30, 2004 (as supplemented by the supplemental indenture dated as of September 6, 2005, the supplemental indenture dated as of October 5, 2007, the supplemental indenture dated as of August 1, 2009, the supplemental indenture dated as of February 2, 2011, and the supplemental indenture dated as of June 13, 2011), among Foundation PA Coal Company, LLC, a Delaware limited liability company (the “Company”), a wholly owned indirect subsidiary of Alpha Natural Resources, Inc. (“Alpha”), the guarantors identified therein and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), the Company issued a Notice of Full Redemption (the “Notice”) announcing that it has exercised its right to redeem all of the approximately $298.3 million outstanding principal amount of its 7.25% Senior Notes due 2014 (the “Notes”).  The redemption date is August 18, 2011 (the “Redemption Date”).  The redemption price will be equal to 101.208% of the principal amount of the Notes, plus any and all accrued and unpaid interest up to but excluding the Redemption Date.

A copy of the Notice is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Notice of Full Redemption to the Holders of the Foundation PA Coal Company, LLC 7.25% Senior Notes due 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

July 19, 2011	By:	/s/ Vaughn R. Groves
Name: Vaughn R. Groves
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Notice of Full Redemption to the Holders of the Foundation PA Coal Company, LLC 7.25% Senior Notes due 2014.